Exhibit 10.1

April 24, 2020

[Name]

[Address]

Re:Compensation Changes

Dear [Name]:

In light of current market conditions and actions taken by Archrock, Inc. (the “Company”) to reduce costs and improve cash flow, you and the Company have agreed to implement a [  ]% reduction in your base salary. In connection with this reduction, effective as of June 7, 2020, your annual base salary will be $[  ].

For purposes of calculating any other payments or benefits, including without limitation for purposes of calculating your severance payments and benefits if you incur a Qualifying Termination of  Employment (as  defined  in  your  CoC  Agreement  or Severance  Agreement  (each  defined  below),  as  applicable), whether under the CoC Agreement or Severance Agreement (as applicable), or otherwise, but excluding 401(k) contributions and benefits (which must be tied to actual compensation levels), the Company will apply your pre-reduction base salary. For purposes of this letter, (i) “CoC Agreement” means the change of control agreement between you and the Company and (ii) “Severance Agreement” means the severance benefit agreement between you and the Company. Similarly, if you die or become  disabled,  then  for  purposes  of  calculating  your  life,  accidental  death  and  disability,  short-term disability and long-term disability insurance benefits provided or made available by the Company or its affiliates, the Company will apply your pre-reduction base salary, to the extent permitted by the Company’s insurers.

Notwithstanding the foregoing or anything to the contrary in the CoC Agreement or the Severance Agreement, by signing this letter, you hereby waive any right you may have to resign your employment with the Company for “Good Reason” for purposes of such agreements due to a material reduction in your base salary based on the changes to your compensation that are described in this letter. However, in the event of any subsequent reduction in your base salary, the cumulative impact of the subsequent reduction and the compensation changes described in this letter may be taken into account for purposes of determining whether “Good Reason” exists under the CoC Agreement or the Severance Agreement (as applicable).

Please acknowledge your acceptance of, and agreement to, the terms and conditions set forth in this letter by signing and dating this letter in the space provided below and returning it to the Company. Should you have any questions about this letter, please contact [                      ] at [              ].

Sincerely,

ARCHROCK, INC.

By:    [Name] [Title]

Acknowledged and Agreed:

By:

Print Name:    Date: